Exhibit 99.5

SPECIAL MEETING OF SHAREHOLDERS OF PARK STERLING CORPORATION [ ], 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. ELECTRONIC DELIvERY OF FUTURE PROXY MATERIALS - If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials, statements and other eligible documents online. Enroll today via www.astfinancial.com to enjoy online access in future years. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00033300000000000000 5 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A vOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENvELOPE. PLEASE MARK YOUR vOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger, dated as of April 26, 2017, by and between the Company and South State Corporation; 2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal; and 3. To adopt an advisory (nonbinding) resolution approving the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to existing agreements or arrangements with the Company NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: COMPANY NUMBER ACCOUNT NUMBER

SPECIAL MEETING OF SHAREHOLDERS OF PARK STERLING CORPORATION [ ], 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033300000000000000 5 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A vOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENvELOPE. PLEASE MARK YOUR vOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger, dated as of April 26, 2017, by and between the Company and South State Corporation; 2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal; and 3. To adopt an advisory (nonbinding) resolution approving the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to existing agreements or arrangements with the Company NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [ ], 2017:

the Joint Proxy Statement/Prospectus and form of proxy are available on the Company's website at www.parksterlingbank.com, under Investor Relations.

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PARK STERLING CORPORATION

PROXY SOLICITED FOR
SPECIAL MEETING OF SHAREHOLDERS OF
PARK STERLING CORPORATION
To be held on [ ], 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Donald E. Pickett and Drew P. Scroger, and each of them, as proxies, with full power of substitution in each, to represent and vote all shares of the common stock of Park Sterling Corporation (the "Company") that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at [ ] at [ ] Eastern Time on [ ], 2017, and at any adjournments or postponements thereof, as set forth on the reverse of this proxy card, upon matters more fully described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, and in their discretion upon any other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3.**

(Continued and to be signed on the reverse side.)

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